Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Fred Zinn, President and CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

DREW INDUSTRIES TO ACQUIRE RIGHTS TO NEW RV COMPONENTS
INCLUDING INNOVATIVE WALL SLIDE

Wall Slide and Other RV Products

White Plains, New York – February 18, 2010 - Drew Industries Incorporated (NYSE:DW) today reported that its wholly-owned subsidiary, Lippert Components, Inc., agreed in principle to acquire certain intellectual property and other assets from Michigan-based Schwintek, Inc.

The purchase would include several products for which patents are pending, including innovative RV wall slides that are considerably lighter, more space efficient, and even more reliable than previous slide-out designs. The purchase price, undisclosed at this time, is expected to include cash payable at closing, plus an earn-out depending on future unit sales. It is expected that the cash portion of the purchase price payable at closing will be funded from available cash. Closing of the transaction, which is anticipated within 45 days, is subject to completion of due diligence, agreement on final terms and conditions, the execution of definitive transaction documents, and satisfaction of customary closing conditions.

“Mike Schwindaman, an owner of Schwintek, would serve as a consultant to Lippert Components,” said Jason Lippert, President and CEO of Drew’s subsidiaries, Lippert Components, and Kinro, Inc. “Mike has an exceptional ability to create highly innovative, cost effective products for RVs, as well as solutions for RV weight reduction. We expect that he will continue to bring us great ideas, and we hope to have a long and productive partnership with Mike.”

“With our proven ability to manufacture and market quality products and provide excellent customer service, we are confident these products will quickly gain acceptance throughout the RV industry,” said Fred Zinn, Drew’s President and CEO. “Through this transaction, we would gain a significant opportunity to increase our content in both towable RVs and motorhomes.”

Level-UpTM System

In a separate transaction, Lippert Components today acquired the patent-pending design for a six-point leveling system for fifth-wheel RVs. The purchase price was $1.4 million payable at closing, plus an earn-out depending on future unit sales of the system.

About Drew
Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture. In addition, Drew manufactures slide-out mechanisms for RVs, and trailers primarily for hauling boats. Currently, from 24 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s Common Stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income (loss), cash flow, and financial condition whenever they occur in this press release are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release, and in our subsequent filings with the Securities and Exchange Commission.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of credit for financing the retail and wholesale purchase of recreational vehicles, inventory levels of retailers and manufacturers, levels of repossessed RVs, the disposition into the market by the Federal Emergency Management Agency (“FEMA”), by sale or otherwise, of RVs purchased by FEMA, sales declines in the RV industry, the financial condition of our customers, the financial condition of retail dealers of RVs, retention of significant customers, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, national and regional economic conditions and consumer confidence affect the retail sale of RVs and manufactured homes.
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